REGUS Business Centre Service Agreement

Service Agreement Type: (●) Office ( ) Cubes ( ) Hotdesk

Agreement Date:	7th August 2006

MADRID, Puerta De Las Naciones

Street/Floor	Ribera del Loira 46 - Campo de las Naciones
City:	Madrid
State & Zip Code:	28042, Spain

Business Center Bank Details

Name:	Bankinter
Sort code:	BKBKESMM
Account number:	ES44 0128 9400 2401 0000 2902

Corporate Account [X] Yes PCA [ ] Yes

Client details

Company Name:	Energy Recovery Iberia SL	**VAT Number:**	
Address:	Ribera del Loira, 46	Contact Name:	Borja Blanco
City / State:	Madrid, Spain	Title:	VP, AG-Large Projects
Zip Code:	28043	Telephone:	001 305 794 2234
Email Address:	bblanco@energy-recovery.com	Fax:	
Emergency Contact:		Emergency Phone:	

Invoicing details (if different)

Company Name:		Contact Name:	
Address:		Title:	
City / State:		Telephone:	
Zip Code:		Fax:	

The standard fee (excluding tax)

Office Number	Market Office Price per Month €	Monthly Office Price €	Number of workstations	Total per Month €	Comments
512	8.870,00 €	5.590,00 €	5	5.590,00 €	
				0,00 €	
				0,00 €	
				0,00 €	
				0,00 €	
				0,00 €	
				0,00 €	
		Total per Month		5.590,00 €	

Initial Payment:

[ ] Check if Renewal

Monthly Office Payment				5.590,00 €
Service Retainer			2	11.180,00 €
Monthly Taxes	Rate	16,00%	%	894,40 €
Total Initial Payment				17.664,40 €

DE?

Monthly Payment:

Total Monthly Payment (excl. of services)	6.484,40 €

Direct Debit Option requested by client: [ ] (check, if accepted fill out "Direct Debit Authorization Form")

Length of Agreement

Start date (MM/DD/YY):	1st September 2006	End date (MM/DD/YY):	31st August 2008

Comments

5 x Telecoms Packs @ 49 euros per person per month. 5 x Connectivity Packs @ 49 euros per person per month. 1 x Car Parking Space @ 175 euros per month.
Glass cubicle to be constructed inside the office to the clients specificiactions and own cost.

Check here if you do not consent to Regus processing data in accordance with Clause 28 of this agreement. [ ]

We are REGUS BUSINESS CENTER S.A. of Paseo de la Castellana, 93 - 4º, 28046 Madrid. This agreement incorporates our terms of business set out on attached Terms of Business which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end"

Name (printed)	MARIA ELENA ROSS	Name (printed)	David William Abrahams
Title (printed)	VICE PRESIDENT	Title (printed)	Corporate Account Manager
Date (MM/DD/YY)	7th August 2006	Date (MM/DD/YY)	7th August 2006
SIGNED on your behalf (Client)	[signature]	**SIGNED on our behalf (Regus)**	[signature]

Jul/06-05

Terms of Business

USING REGUS CENTERS

1. We are Regus Business Centre, S.A hereafter referred to as "Regus". These are our terms of business. They apply to the service agreement which you have signed (which we refer to simply as *your agreement*).

Your agreement supersedes any previous agreement you may have with us for the same services and contains all the terms we have agreed.

STANDARD SERVICES INCLUDED IN YOUR STANDARD FEE

2. Furnished office accommodation

We are to provide the number of serviced and fully furnished rooms for which you have agreed to pay in the business centre stated in your agreement. Your agreement lists the rooms we have initially allocated for your use. Occasionally we may need to allocate different rooms, but these will be of equivalent size and we will try to agree these with you in advance.

3. Office services

We are to provide the services described on the front of this Agreement, the Service Order, the Regus workstation or cube offer and any other mutually agreed upon services such as internet and phone during normal operating hours Monday to Friday. (Internet is available 24/7)

We are happy to discuss special arrangements for use of these services outside our normal opening hours. All services are subject to the availability of our center team at the time of any service request. We will endeavour to deal with a service request at the earliest opportunity, but will not be held responsible for any delay.

If in our opinion, we decide that a request for any particular Business Service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete the service.

4. REGUSNET

You must comply with any copyright notices, license terms or other notices appearing on screen or as part of any material on the internet or our network. You must not copy, use or exploit such software or other material in any way, unless we have explicitly given you permission to do so. You must strictly comply with the terms of any permissions which we give.

We do not make any representations as to the security of our network (or the Internet) or of any information which you place on it. You should adopt whatever security measures (such as encryption) you believe are appropriate to your circumstances.

We cannot guarantee that a particular degree of availability will be attained in connection with your use of the services.

You hereby warrant to us that, in the course of our provision of the RegusNet services to you, you will not nor will you cause us to, infringe the rights of any third party (such as, but not limited to, using their logo without consent on your website).

You will comply with the RegusNet Rules set out in the RegusNet access registration form.

We warrant that the services shall be provided and performed in a professional and workmanlike manner and shall conform to the description of the services set out in the offers for 'Regus Connectivity Services' and in the RegusNet access registration form. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise, appertaining to the services and manner in which we perform our obligations and exercise our rights including, but without prejudice to the generality of the foregoing, such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

USING THE ACCOMMODATION

5. On moving in

You will be asked to sign an inventory of all accommodation, furniture and equipment you are permitted to use, together with a note of its condition, and details of the keys or entry cards issued to you. You may at any time have as many employees working in your accommodation(s) as there are maximum allowable workstations. This number is noted on the front of this Agreement. Anytime the number of people sharing an accommodation exceeds the maximum number of workstations allowable in that accommodation a Hot Desk Supplement fee equal to the monthly standard VO fee, (prices available on request), will apply for each person over the number of maximum workstations for the given accommodation. If at any time the number of people physically present exceeds the maximum number of workstations allowable, those employees will pay an additional hourly or daily rate for the additional accommodations.

6. The nature of your business

You must only use the accommodation for office purposes, and only for the business stated in your agreement or subsequently agreed with us. Office use of a "retail" nature, involving frequent visits by members of the public, is not permitted. You must not carry on a business which competes with our business of providing serviced office accommodation. You must not use the name Regus in any way in connection with your business.

7. Your name and address

You may only carry on that business in your name or some other name that we previously agree. At your request and cost we will include that name in the house directory at the business centre, where this is available. You must not put up any signs on the doors to your accommodation or anywhere else which is visible from outside the rooms you are using. You may use the business centre address as your registered office address but only with our prior written consent and subject to any conditions that we may impose. In this case you must change it immediately after termination of your agreement. It is your responsibility to inform third parties of this change and all mail received after the termination of your agreement will be returned to the sender.

8. Taking care of our property

You must take good care of all parts of the business centre, its equipment, fittings and furnishings which you use. You must not alter any part of it. You are liable for any damage caused by you or those in the business centre with your permission or at your invitation.

9. Office furniture and equipment

You must not install any furniture or office equipment, cabling, IT or telecoms connections without our consent, which we may refuse at our absolute discretion.

10. Keys and security

Any keys or entry cards which we let you use remain our property at all times. You must not take any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and or changing locks, if required. If you are permitted to use the business centre outside normal working hours it is your responsibility to lock the doors to your accommodation and to the business centre when you leave.

11. Comply with the law

You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that may interfere with the use of the business centre by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner of any interest in the building which contains the business centre. You acknowledge that (a) the terms of the foregoing sentence are a material inducement to us for the execution of your Agreement and (b) any violation by you of the foregoing sentence shall constitute a material default by you hereunder, entitling us to terminate your Agreement.

12. Comply with house rules

You must comply with any house rules which we impose generally on users of the business centre whether for reasons of health and safety, fire precautions or otherwise.

13. Insurance

It is your responsibility to arrange insurance for your own property which you bring into the business centre and for your own liability to your employees and to third parties.

PROVIDING THE SERVICES

14. Access to your accommodation

We can enter your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of your business.

15. At the start of your agreement

If for any reason we cannot provide the number of rooms stated in your agreement by the date when your agreement is due to start we have no liability to you for any loss or damages but you may cancel the agreement without penalty. We will not charge you the standard fee for rooms you cannot use until they become available.

16. Suspension of services

We may by notice suspend the provision of services (including access to the accommodation) for reasons of political unrest, strikes, or other events beyond our reasonable control, in which event payment of the standard fee will also be suspended for the same period. We are not liable for the reception of any notification or communication that is not transmitted to you due to the suspension of services.

17. Our liability

We are not liable for any loss as a result of our failure to provide a service as a result of mechanical breakdown, strike, delay, failure of staff, termination of our interest in the building containing the business centre or otherwise unless we do so deliberately or are negligent. We are also not liable for any failure until you have told us about it and given us a reasonable time to put right.

You agree that we will not have any liability for any loss, damage or claim which arises as a result of, or in connection with, your agreement and/or your use of the services except to the extent that such loss, damage, expense or claim is directly attributable to our deliberate act or our negligence (our liability).

We will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. We strongly advise you to insure against all such potential loss, damage expense or liability.

In addition, client releases Regus from any liability arising out of or incurred in connection with any Client Mail and/or Packages received.

YOUR AGREEMENT

18. The nature of your agreement

Your agreement is the commercial equivalent of an agreement for accommodation in a hotel. The whole of the business centre remains our property and in our possession and control. We are giving you no interest in property just the right to share with us the use of the business centre so that we can provide the services to you. The agreement is personal to you and cannot be transferred to anyone else. We may transfer the benefit of your agreement and our obligations under it at any time.

19. Duration

Your agreement lasts for the period stated in it and will then automatically be renewed for successive periods equal to the initial or current term but no less than 3 months until brought to an end by you or us. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be the market price stated on the front of the Agreement. In all other respects your agreement will renew on the same terms and conditions.

20. Bringing your agreement to an end

Either of us can terminate your agreement at the end date stated in it, or at the end of any renewal period, by giving at least three months' notice to the other.

However, if your agreement is for three months or less and one of us wishes to terminate it, the notice period is two months or (if shorter) one week less than the period stated in your agreement.

21. Ending your agreement immediately

We may put an end to your agreement immediately by giving you notice if:

- you become insolvent, go into liquidation or become unable to pay your debts as they fall due,
- you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice, or
- your conduct, or that of someone at the business centre with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to the agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

- pay for additional services you have used
- pay the standard fee for the remainder of the period for which your agreement would have lasted had we not ended it, or (if longer) for a further period of three months, and
- indemnify us against all costs and losses we incur as a result of the termination.

22. If the business centre is not available

In the unlikely event that we are no longer able to provide the services and accommodation at the business centre stated in your agreement then your agreement will end and you will only have to pay standard fees up to the date it ends and for the additional services you have used. We will try to find suitable alternative accommodation for you at another Regus business centre.

23. When your agreement ends

- Upon your departure or if you, at your option, choose to relocate to a different accommodation within the business center a flat fee (€150.00 per workstation/cube) will be assessed to cover the routine cost of repainting and redecorating the accommodation to return it to it's original condition in addition to general maintenance to the common areas of the business center in which you have had access. We reserve the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If you leave any of your own property in the business center we may dispose of it in any way we choose without owing you any responsibility for it or any proceeds of sale.
- In order to transition your mail and telephone calls from the business center, you will be automatically entered into a RVO Agreement with us on our standard terms at the time for 3 months. Current contract terms and pricing can be obtained through your Regus General Manager.

If you continue to use the accommodation when your agreement has ended:

- you are responsible for any loss, claim or liability we incur as a result of your failure to vacate on time
- we may, at our discretion, permit you an extension subject to a surcharge on the standard fee

24. Employees

While your agreement is in force and for a period of six months after it ends, you must not solicit or offer employment to any of our staff nor to anyone who has left our employment in the last 3 months. If you do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and you must pay us damages equal to that amount.

25. Notices

All formal notices must be in writing. Client is responsible to keep updated address of record at the center.

26. Confidentiality

The terms of your agreement are confidential. Neither of us must disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues after your agreement ends.

27. Enforcing your Agreement

You must pay any reasonable and proper costs including legal fees which we incur in enforcing your Agreement.

28. Data Protection

According to the terms stipulated in article 5 of the Ley Orgánica 15/1999, de 13 de diciembre, de Protección de Datos de Carácter Personal ("LOPD"), we inform you that personal data to which we have access in relation to your agreement will form part of a database which we will be responsible for, and at any moment you can exercise your right to access, correct, cancel or oppose the processing of your personal data, according to the terms and conditions within the LOPD.

You expressly agree that your personal data can be released or communicated by us, according to articles 11 and 34 e) of the LOPD, to companies in the "International Network" and other collaborating companies anywhere in the world, even to those who do not offer a protection level comparable to the one of the LOPD, with the only purpose of:

- informing you of offers of services similar to those provided by us which may be of your interest
- assessment of the services provided and fraud prevention
- compliance with the obligations derived from your agreement.

By accepting the terms in this clause, you are informed of all contents in article 27 of the LOPD relating to the communication of the first data release. Consent for the communication of personal data is revocable at any moment, but will have no retroactive effect.

29. Spanish law applies

Spanish law applies to your agreement. *We both accept the non-exclusive jurisdiction of the Spanish Courts.*

FEES

In the following clauses any references to "fees" alone means all of the standard service fee, pay-as-you-use fees, the Connectivity Services price and the Telecom Services price.

30. Office Set Up

A €75 per workstation fee will be charged to all clients upon office move in.

31. Standard services

The standard service fee, the Connectivity Services price (if applicable) and the Telecom Services price (if applicable), plus VAT in all cases, are payable in respect of the services to be provided during the following month in advance in full on the 25th day (or such other day as we designate) of each month. The charge for any such month will be 30 times the relevant fee. No refund will be given for months of less than 30 days nor will any additional charge be levied for months of more than 30 days. For a period of less than a month, the fees will be applied on a daily basis. Internet, Phone and Business Line services are mandatory for the Cube and Hotdesk offering. The Hotdesk product also has a mandatory Supplemental Services fee.

32. Pay-as-you-Use services

Fees for pay-as-you-use services, plus VAT, in accordance with our published rates which may change from time to time, are invoiced in arrears and payable on the 25th day (or such other day as we designate) of the month following the calendar month in which the pay-as-you-use services were provided.

33. Service Retainer

You will be required to pay a service retainer equivalent to 60 days standard service fee on entering into your agreement. This will be held by us as security for performance of all your obligations under your agreement. The Service Retainer, or any balance after deducting outstanding fees, three months VO fee for your VO Agreement, and other costs due to us, will be returned to you within 30 days of the date you have settled your account with us in full. We may require you to pay an increased retainer if outstanding fees exceed the Service Retainer held (including those services already rendered but still not invoiced) or you frequently fail to pay us when due.

34. Late payment

If you do not pay fees when due, a service fee of €25.00 plus 5% interest will be charged on all overdue balances under €1,000.00 or a fee of €50.00 plus 5% interest on all overdue balances will be charged on all overdue balances of €1,000.00 or greater. If you dispute a part of any invoice you must pay the amount not in dispute by the due date or be subject to late fees.

35. Cross Default

You agree that, if you are in default under a service agreement with us at a different business center ("Different Location Agreement") to the one specified in this Agreement, that we may recover any unpaid sums due under a Different Location Agreement from you under this Agreement and that we may, in particular (but not limited to), withhold services under this Agreement or deduct sums from the deposit held under this Agreement in respect of such unpaid sums.

36. Insufficient Funds & Bank charges Fees

You will pay a fee of €25.00 or the maximum amount permitted by law for the return of any payment for insufficient funds. Any bank charges or fees deducted by the originated bank shall be recharged to the client on the following service invoice.

37. Subordination

Your Agreement is subordinate to our lease with our landlord and to any other Agreements to which our lease with our landlord is subordinate.

38. Annual increase

We will increase your standard service fee on each and any annual anniversary of the start date of your agreement by a percentage amount equal to the increase in the Indice General Nacional de Precios de Consumo published by the Instituto Nacional de Estadística, or any other equivalent index which may substitute it in the future, over the previous year plus 2%. This will only apply to agreements that have an original start and end date constituting more than a 12 month term. Renewals do not fall under this category and will be reviewed as per clause 19 above.

SIGNED (Client): ______________

SIGNED (Regus): ______________